SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549
                             FORM 8-K

                               CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of

Report (Date of earliest event reported) December 30, 1997

                D.H. Marketing & Consulting, Inc.
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            (Exact name of registrant as specified in its charter)

Nevada                             033-91240             88-0330263
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(State of other jurisdiction       (Commission           (IRS Employer
of incorporation)                  File Number)          Identification No.)

300 Keystone St., Hawley, PA                               18428
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(Address of principal executive offices)                 (zip code)

Registrant's telephone number, including area code: (717) 226-8515
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HC 77 394 B Route 209 Milford, PA                       18337-9444
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(Former address if changed since last report)        (Former Zip Code)

Item 1.  Change in control of registrant.

         Not applicable.

Item 2.  Acquisition or Disposition of Assets.

         On December 30, 1997, Universal Network of America, Inc., a Nevada corporation was merged into D. H. Marketing & Consulting, Inc., a Nevada corporation. A total of 1,900,000 shares of Common Stock of Registrant was issued to the 298 shareholders of Universal Network of America, Inc. in exchange for and cancellation of all of the outstanding stock of Universal Network of America, Inc. The amount of consideration paid was determined by considering such factors as the present and potential earnings of the business and the market and replacement value of the assets acquired. The assets of Universal Network of America, Inc. included equipment and inventories, most of which are located in Sarasota, Florida.

Item 3.  Bankruptcy or Receivership.

         Not applicable.

Item 4.  Changes in Registrant's Certifying Accountant.

         Not applicable.

Item 5.  Other Event's.

         None.


Item 6.  Resignations of Registrant's Directors.

         No director has resigned from the Company because of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Item 7.  Financial Statements and Exhibits.
         Not applicable.

Item 8.  Change in Fiscal Year.
         Not applicable.

                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

D. H. Marketing & Consulting, Inc.
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(Registrant)


Date: January 20, 1998
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By: /s/ Michael J. Daily
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        Michael J. Daily
        Vice-President/Secretary